UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01               Other Events.

As previously announced, on November 11, 2010, Viacom Inc. (the “Company”) intends to issue a press release and hold a teleconference call announcing its earnings for the quarter and fiscal year ended September 30, 2010.  Due to a federal holiday, on November 11, 2010, the Securities and Exchange Commission’s (the “SEC”) EDGAR filing system will not be accepting electronic filings.  As a result, on November 9, 2010, the Company determined that it will post a copy of its Transition Report on Form 10-K for the nine-month fiscal year ended September 30, 2010 (the “Form 10-K”) in the “Investor Relations” section of its website at www.viacom.com on November 11, 2010, immediately following its teleconference call.  The Company intends to furnish the press release, teleconference call transcript and related earnings presentation on a Form 8-K, and file the Form 10-K, with the SEC on November 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:  November 9, 2010